UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                                January 29, 2004



                        PARAMETRIC TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



       Massachusetts                     0-18059                 04-2866152
(State or other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                140 Kendrick Street, Needham, Massachusetts 02494

              (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:

                                 (781) 370-5000





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Item 5.      Other Events and Required FD Disclosure.

The trading policies of Parametric Technology Corporation (PTC) permit the adoption of pre-arranged plans for trading PTC shares in accordance with Securities and Exchange Commission Rule 10b5-1.

On January 29, 2004, Paul J. Cunningham, PTC's Executive Vice President of Worldwide Sales, entered into a 10b5-1 Trading Plan. Trades under the plan may occur commencing on February 12, 2004.

On February 2, 2004, James E. Heppelmann, PTC's Executive Vice President and Chief Product Officer, entered into a 10b5-1 Trading Plan. Trades under the plan may occur commencing on February 16, 2004.

These plans were established during PTC's open window period for insider transactions. No trades may be made under the plans during PTC's quarterly restricted periods for insider transactions.

A 10b5-1 Trading Plan is a pre-arranged plan for trading company stock in accordance with Securities and Exchange Commission Rule 10b5-1. Under such plans, the executive officer or director does not retain any discretion over the execution of such transactions, which a broker executes in a predetermined manner, typically over a period of time. Such a plan is used to achieve portfolio diversification and liquidity objectives while avoiding concerns about initiating stock transactions when aware of nonpublic information. Pre-arranged trading plans can also benefit shareholders by reducing or eliminating the market disruption that could otherwise occur if executive officers and directors were to conduct all of their transactions in relatively brief periods.

The Company anticipates that, as permitted by Rule 10b5-1 and its trading policies, other executive officers and directors may establish such plans in the future.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Parametric Technology Corporation


Date: February 2, 2004                  By:      /s/ Cornelius F. Moses, III
                                           -------------------------------------
                                                Cornelius F. Moses, III
                                                Executive Vice President
                                                and Chief Financial Officer